Exhibit 99.2

EXECUTION VERSION

FORBEARANCE AGREEMENT

FORBEARANCE AGREEMENT, dated as of April 30, 2013 (this “Agreement”), is executed and delivered in connection with that certain REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of April 15, 2011 (as amended on September 13, 2012, and as in effect on the date immediately prior to the date hereof, the “Credit Agreement”; unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement), among UNITEK GLOBAL SERVICES, INC., a Delaware corporation, certain subsidiaries thereof (collectively, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION, as agent (in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Agent executed and delivered the Credit Agreement, pursuant to which, among other things, the Lenders have extended credit to the Borrowers in the form of Revolving Advances, Swing Loans and Letters of Credit (the “Credit”);

WHEREAS, certain Defaults have occurred and are continuing due to the Borrowers’ failure to comply with Sections 9.7 and 9.12 of the Credit Agreement;

WHEREAS, additional Defaults and/or Events of Default described on Schedule I attached hereto may have occurred or may occur in the future (collectively with Defaults described in the second “WHEREAS” clause above, the “Known Defaults”);

WHEREAS, absent the agreement of the Agent and the Lenders to implement a standstill period in respect of the Known Defaults, the Agent and the Lenders would, upon the expiration of any applicable grace periods set forth in the Credit Agreement (following applicable notice, if any), be entitled to exercise at any time all of their rights and remedies to commence enforcement and collection actions under the Credit Agreement, the Other Documents and applicable law (such rights, remedies and actions, collectively, “Enforcement Actions”), including without limitation, to declare to be immediately due and payable the Obligations;

WHEREAS, in connection with the foregoing, each of the Borrowers has requested that the Agent and the Lenders agree to implement a standstill period in respect of the Known Defaults for a limited period during which, among other things, the Borrowers would be afforded an opportunity to deliver audited financial statements and related deliverables required to be delivered pursuant to Sections 9.7 and 9.12 of the Credit Agreement; and

WHEREAS, the Agent and the Lenders are willing to so agree, but only upon the terms and subject to the conditions expressly set forth in this Agreement, and without any advance understanding or agreement by the Lenders to consent to, or grant a waiver to permit, the implementation of any amendment, restructuring proposal or the consummation of any transaction for which such consent or waiver would be required under the Credit Agreement or the Other Documents (including without limitation, under this Agreement);

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.         DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meaning ascribed to them in the Credit Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“Effective Date” shall have the meaning set forth in Section 6 hereof.

“Outside Date” means the date which is thirty (30) days after the date of execution of this Agreement.

“Standstill Period” shall mean the period from and including the Effective Date to, but not including, the Standstill Period Termination Date.

“Standstill Period Termination Date” shall have the meaning set forth in Section 3 hereof.

SECTION 2.         ACKNOWLEDGMENTS

Each Borrower acknowledges and agrees that (a) as of the close of business as of April 30, 2013, the Obligations include, without limitation, $26,183,698.86 on account of the outstanding unpaid amount of principal, $21,878.83 on account of the accrued and unpaid interest on the Credit, and $22,433,779.00 with respect to the undrawn amount of all outstanding Letters of Credit, and (b) the Borrowers are truly and justly indebted to the Lenders for the Obligations, without defense, counterclaim or offset of any kind.

SECTION 3.         STANDSTILL; LOANS; NO WAIVER

3.1          Standstill Period.  Subject to the terms of this Agreement, the Agent and the Lenders agree to refrain from taking any Enforcement Action as a result of the occurrence and continuance of the Known Defaults during the period from and including the Effective Date until the earliest to occur of the following (the earliest such date, the “Standstill Period Termination Date”):  (i) the Outside Date, or (ii) the date on which any of the following shall occur: (A) the occurrence of a Default or an Event of Default that is not a Known Default, (B) an amendment or any restructuring of the Credit Agreement or any of the Other Documents, (C) any Borrower shall take any action to challenge (including without limitation, to assert in writing any challenge to) the validity or enforceability of the Credit Agreement, this Agreement or any provision hereof or any Other Document, (D) an amendment or any restructuring of any of the Term Debt Documents that is not reasonably satisfactory to the Agent, or (E) the termination of the “Standstill Period” as defined in the Term Debt Credit Agreement (as defined below).

3.2          No Waiver; Limitation on Standstill.  Each Borrower acknowledges and agrees that, notwithstanding the agreement of the Agent and the Lenders to refrain from taking Enforcement Actions during the Standstill Period in respect of the Known Defaults, (a) such agreement shall not constitute a waiver of the occurrence or the continuance of any Default or Event of Default which is not a Known Default, and each Known Default (and any other Default or Event of Default) which occurs or has occurred shall continue to exist unless and until cured or waived by the Required Lenders or the Lenders, as applicable under the Credit Agreement, (b) nothing contained in this Agreement shall be construed to limit or affect the right of the Agent and the Lenders to bring or maintain during the Standstill Period any action to enforce or interpret any term or provision of this Agreement, or to file or record instruments of public record (or take other action) to perfect or further protect the liens and security interests granted by the Borrowers to the Agent or the Lenders and (c) such agreement shall not constitute a waiver of any other right or remedy of the Agent or the Lenders whether under the Credit Agreement, the Other Documents or applicable law.

3.3          Enforcement Actions After Standstill Period.  Each Borrower acknowledges and agrees that on the Standstill Period Termination Date the agreement of the Lenders and the Agent to refrain from taking any Enforcement Action in respect of the Known Defaults shall automatically cease and be of no further force or effect, and the Agent and the Lenders shall be entitled to immediately take Enforcement Actions under the Credit Agreement, the Other Documents and applicable law, all without further notice or demand, in respect of the Known Defaults or any other Event of Default then existing.

SECTION 4.         AGREEMENTS

4.1          Agreements by Agent and Lenders.  The Agent and the Lenders agree that during the Standstill Period the Known Defaults shall be Defaults and Events of Default that do not preclude the making of Advances pursuant to Section 8.2(b) of the Credit Agreement.

4.2          Agreements by Borrowers.  Subject to Section 4.3, from and after the Effective Date through the Standstill Period Termination Date, each Borrower shall comply with its obligations under the Credit Agreement and the Other Documents, except to the extent (but only to the extent) that failure to so comply during the Standstill Period shall constitute a Known Default. Without limiting the foregoing, during the Standstill Period, each Borrower shall promptly provide such information concerning the Known Defaults as the Agent or any Lender may reasonably request from time to time.

4.3          Default Interest and Fees.  Interest on Advances shall accrue at the default rate set forth in Section 3.1 of the Credit Agreement and Letter of Credit Fees shall be increased by an additional two percent (2%) per annum, in each case commencing with the failure to comply with Section 9.7 for the fiscal year ended December 31, 2012 and shall be payable as provided in the Credit Agreement for the payment of interest and Letter of Credit Fees, respectively.

4.4          Lender Call.  Every other week during the Standstill Period, beginning with the week of May 5, 2013, the Borrowers shall host a call with Lenders to provide such information as the Lenders may request, including updates with respect to the Known Defaults and any material developments since the last update.

4.5          Cash Flow Forecast.  No later than 5:00 P.M. (Eastern Time) on each Tuesday (or if such day is not a business day the first business day thereafter) of each calendar week beginning on May 5, 2013, deliver to the Agent a consolidated cash flow forecast of the Borrowers for the rolling 13-week period commencing on the first day of such calendar week (the “Budget”), which Budget shall, beginning with the week ending May 11, 2013, include a detailed reconciliation of actual cash flow versus forecasted cash flow for the immediately prior week, each of which Budget and reconciliation shall be in form and detail satisfactory to the Agent.

4.6          Interim Chief Financial Officer.  At all times during the Standstill Period Kenneth Cichocki shall be engaged by the Borrower as, and shall perform all of the day-to-day duties and obligations of, interim chief financial officer of each Borrower (“Interim CFO”), unless a replacement for such individual, reasonably satisfactory to the Agent and the Lenders, shall have been engaged by the Borrowers as Interim CFO promptly following the termination, resignation or departure by Kenneth Cichocki.

4.7          Weekly Reporting.  During the Standstill Period, and at all times thereafter unless otherwise agreed to in writing by the Agent and the Lenders, notwithstanding anything to the contrary contained in Section 9.2 of the Credit Agreement, Borrowers shall deliver to the Agent on Wednesday of each week (or on the following Business Day, if such Wednesday is not a Business Day), a Borrowing Base Certificate calculated as of the last Business Day of the preceding week.

4.8          Confirmation of March 2013 Borrowing Base Certificate.  Agent shall receive a report, on or before May 2, 2013, prepared by and under the direction of Agent’s field examination staff, which report shall confirm the accuracy and completeness of all information contained in (i) the Borrower Base Certificate calculated for the last day of March 2013 and (ii) each weekly update of such Borrowing Base Certificate thereafter received by the Agent, and, to the extent the Agent, in the course of such examination, shall have determined that any material variance exists between the information presented in such Borrowing Base Certificate or weekly update and the analogous information prepared or developed by the Agent’s field examination staff, the details of each such material variance shall be set forth in such report.

4.9          Field Examination.  Agent shall engage the services of a reputable third party field examination firm selected by the Agent (a “Field Exam Firm”), payment of the fees and disbursements of which shall be the Borrowers’ obligation, which Field Exam Firm shall conduct and complete a full and complete examination and evaluation of the Collateral, all records pertaining thereto and the operation of each Borrower’s business, no later than May 13, 2013.

4.10        Management Report.  Agent and Lenders shall receive and review to their reasonable satisfaction no later than May 20, 2013 a report prepared by or under the direction of the Borrowers’ senior management team, which report shall set forth in reasonable detail Borrowers’ plan to address the funding of their short term and medium term working capital and cash flow needs and requirements.

4.11        Draft Year End Financial Statements.  Agent shall receive as soon as practicable, and in any event no later than the Outside Date, a draft version, prepared by the

Accountants, of the financial statements required to be delivered pursuant to Section 9.7 of the Credit Agreement for the fiscal year ended on December 31, 2012.

4.12        Management Letters.  Agent shall receive copies of all management letters prepared by or under the direction of the Accountants and delivered to the Board of Directors or the Audit Committee of Unitek Parent at any time during the period commencing on January 1, 2013 and ending on the Outside Date.

4.13        Failure to Comply.  The Borrowers agree that any failure to perform timely, and otherwise comply with, the obligations set forth in this Section 4 or elsewhere in this Agreement shall constitute an Event of Default.

4.14        Term Debt Credit Agreement Forbearance Agreement.  On or prior to the Effective Date, the Borrowers shall deliver to the Agent (for distribution to the Lenders) a copy of any such agreement, duly executed and delivered by the Borrowers and Persons either owning or having investment control over more than 50% in face principal amount of the Term Debt Indebtedness (the “Term Debt Required Lenders”), which agreement shall (a) provide for the forbearance, for a period comparable to the Standstill Period, by such holders of the exercise of any rights or remedies under the Term Debt Credit Agreement or the Term Debt Documents, including without limitation, the acceleration of the Term Debt Indebtedness, due to any default or event of default arising out of or relating to any of the Known Defaults and (b) otherwise be in form and substance reasonably satisfactory to the Agent (the “Term Debt Agreement”).

SECTION 5.         REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Lenders to enter into this Agreement and refrain from taking Enforcement Actions during the Standstill Period, each Borrower hereby (a) represents and warrants to the Agent and each Lender that (i) such Borrower has the full right, power and authority to make, deliver and perform this Agreement and such Borrower has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement and (ii) this Agreement constitutes the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with the terms hereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and (b) confirms that each of the representations and warranties made by such Borrower in the Credit Agreement and the Other Documents to which such Borrower is a party is true and correct in all material respects as of the date hereof (except to the extent that the Known Defaults make any such representation or warranty incorrect or false), except to the extent that any such representation or warranty expressly relates to a specific earlier date, in which case such Borrower hereby confirms such representation or warranty is true and correct in all material respects as of such earlier date (except to the extent the Known Defaults make any such representation and warranty incorrect or false).

SECTION 6.         CONDITIONS PRECEDENT TO EFFECTIVE DATE

This Agreement shall become effective on the date (the “Effective Date”) on which each of the following conditions precedent shall have been satisfied or waived, as determined by the Agent and the Lenders:

(a)           Standstill Agreement.  The Agent shall have received this Agreement, duly executed and delivered by each Borrower, the Lenders and the Agent by no later than May 1, 2013.

(b)           Term Debt Credit Agreement Standstill Agreement.  The Agent shall have received the Term Debt Credit Agreement Standstill Agreement, duly executed and delivered by the Borrowers, the Term Debt Creditors and the Term Debt Agent.

(c)           Payment of Costs and Expenses of Advisors.  All invoiced out-of-pocket costs and expenses earned, due and payable to advisors to the Agent and each Lender shall have been paid by the Borrowers as required by Section 16.9 of the Credit Agreement.

(d)           Forbearance Fee.  The Agent shall have received payment in cash for the ratable benefit of the Lenders of a fully earned non-refundable fee (the “Forbearance Fee”) of $50,000.  Borrowers hereby authorize the Agent to charge Borrowers’ Account as of the date of execution of this Agreement with the amount of the Forbearance Agreement.

SECTION 7.         MISCELLANEOUS

7.1          Amendments and Waivers.  Neither this Agreement, nor any terms hereof, may be amended, waived, supplemented or otherwise modified except in a writing signed by the Borrowers, the Agent and the Lenders.

7.2          Notices.  All notices, requests and demands to or upon the respective parties hereto shall be given in accordance with the notice provisions set forth in the Credit Agreement and the Other Documents.

7.3          Costs, Fees and Expenses.  Without limiting the obligations of any Borrower under the Credit Agreement and the Other Documents, each Borrower ratifies and reaffirms its reimbursement and indemnification obligations under Section 16.9 of the Credit Agreement, including without limitation, its obligation to pay all out-of-pocket costs and expenses, including without limitation, the fees and disbursements of counsel, incurred by the Agent in connection with the administration and enforcement of this Agreement and the transactions contemplated hereby.

7.4          Other Documents to Remain in Effect.

(a) Except to the extent expressly set forth in this Agreement, all of the provisions of the Credit Agreement and the Other Documents are, and shall continue to be, in full force and effect in accordance with their respective terms, and each Borrower shall remain obligated to comply with all of such Borrower’s obligations contained in the Credit Agreement and each Other Document to which such Borrower is a party.  Each Borrower ratifies and reaffirms the validity, enforceability and binding nature of all such obligations (subject to, and in accordance with, the terms of the Credit Agreement and the Other Documents applicable to such Borrower ).

(b) Each Borrower acknowledges and agrees that nothing in this Agreement or in the course of any prior or future discussions or negotiations (whether written or oral) between the Agent and the Lenders on the one hand and such Borrower or any other Borrower on the other shall constitute an amendment or waiver of, or a commitment or agreement to effect any amendment or waiver of, any provision of any Credit Agreement and any Other Document, it being understood by each Borrower that any such amendment, waiver or commitment (if any) shall be conditioned on and subject to definitive documentation acceptable to the Lenders in their sole discretion as evidenced by the execution and delivery of such documentation by Lenders whose consent to such documentation may be required under Section 16.2(a) of the Credit Agreement.

7.5          Release by Borrowers.  Each Borrower, in consideration of the Agent’s and each Lender’s execution and delivery of this Agreement and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, unconditionally, freely, voluntarily and, after consultation with counsel and becoming fully and adequately informed as to the relevant facts, circumstances and consequences, releases, waives and forever discharges (and further agrees not to allege, claim or pursue) any and all claims, rights, causes of action, counterclaims or defenses of any kind whatsoever, in contract, in tort, in law or in equity, whether known or unknown, direct or derivative, which such Borrower or any predecessor, successor or assign might other have or may have against any Lender, the Agent or any of such Lender’s or Agent’s present or former subsidiaries, Affiliates, officers, directors, employees, attorneys or other representatives or agents on account of any conduct, condition, act, omission, event, contract, liability, obligation, demand, covenant, promise, indebtedness, claim, right, cause of action, suit, damage, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the Effective Date relating to the Credit Agreement and the Other Documents and/or any transactions contemplated thereby, except for any obligations remaining to be respectively performed by the Lenders or the Agent as expressly set forth in this Agreement, the Credit Agreement and the Other Documents.

7.6          No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Agent or the Lenders, any right, remedy, power or privilege under this Agreement, the Credit Agreement or any Other Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement, the Credit Agreement or any Other Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges of the Agent and the Lenders provided under this Agreement, the Credit Agreement and the Other Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

7.7          Counterparts.  This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy or electronic transmission), and all of which counterparts taken together shall be deemed to constitute one and the same instrument.

7.8          Further Assurances.  Each Borrower shall from time to time, upon the reasonable request of the Agent, promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights, remedies, powers and privileges hereunder.

7.9          Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.10        Integration; Successors.  This Agreement, the Credit Agreement and the Other Documents constitute the entire agreement of the Borrowers, the Agent and the Lenders concerning the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements.  There are no promises, undertakings, oral agreements, representations or warranties by the Borrowers, the Agent or the Lenders relative to the subject matter hereof not expressly set forth herein.  This Agreement shall be deemed to be a Other Document for all purposes under and in connection with the Credit Agreement and the Other Documents and shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.  This Agreement is not intended to confer any rights or benefits on any Person other than the parties hereto and their respective successors and assigns.

7.11        Governing Law.  This Agreement and the rights and obligations of the parties hereto under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

7.12        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND FOR ANY COUNTERCLAIM THEREIN.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BORROWERS:	UNITEK GLOBAL SERVICES, INC.

	By:	/s/ Rocco Romanella
	Name:	Rocco Romanella
	Title:	Chief Executive Officer

UNITEK ACQUISITION, INC.
PINNACLE WIRELESS USA, INC. (f/k/a
Nexlink Global Services, Inc.)
UNITEK USA, LLC
ADVANCED COMMUNICATIONS USA, INC.
DIRECTSAT USA, LLC
FTS USA, LLC

	By:	/s/ Kenneth Cichocki
	Name:	Kenneth Cichocki
	Title:	Interim Chief Financial Officer

AGENT and LENDERS:	PNC BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

	By:	/s/ Glenn D. Kreutzer
	Name:	Glenn D. Kreutzer
	Title:	Vice President

RBS BUSINESS CAPITAL,
a division of RBS Asset Finance, Inc.,
a subsidiary of RBS Citizens, N.A., as a Lender

	By:	/s/ Kenneth R. Wales
	Name:	Kenneth R. Wales
	Title:	Vice President

TRISTATE CAPITAL BANK, as Lender

	By:	/s/ Mark W. Torie
	Name:	Mark W. Torie
	Title:	Senior Vice President

Schedule I

Known Defaults

1.                                      An Event of Default under Section 10.3 due to the Borrowers’ failure to comply with (x) Section 9.7 for the fiscal year ended December 31, 2012 or (y) Section 9.12 for the fiscal year ending December 31, 2013.

2.                                      An Event of Default under Section 10.11 due to the existence of an Event of Default under the Term Debt Credit Agreement.

3.                                      Potential Event(s) of Default under Section 10.5 due to the Borrowers’ breach of Section 6.8 (Standards of Financial Statements) for (i) the third quarter of fiscal year 2011, (ii) fiscal year 2011, (iii) the first quarter of fiscal year 2012, (iv) the second quarter of fiscal year 2012 and (v) the third quarter of fiscal year 2012.

4.                                      Potential Event(s) of Default under Section 10.5 due to the Borrowers’ failure to promptly give notice to the Agent of any Default or Event of Default in accordance with Section 9.5 (Material Occurrences).

The Borrowers anticipate that they may restate financial statements for (i) the third quarter of fiscal year 2011, (ii) fiscal year 2011, (iii) the first quarter of fiscal year 2012, (iv) the second quarter of fiscal year 2012 and (v) the third quarter of fiscal year 2012.  Such statements may not have been complete and correct in all material respects at the time previously furnished as required by Section 6.8 (Standards of Financial Statements).